As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SeaStar Medical Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39927
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3513 Brighton Blvd., Suite 410 Denver, CO	80216
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated SeaStar Medical Holding Corporation 2022 Omnibus Incentive Plan

(Full title of the plan)

Eric Schlorff
Chief Executive Officer
3513 Brighton Blvd.

Suite 410

Denver, CO 80216

(Name and address of agent for service)

(844) 427-8100

(Telephone number, including area code, of agent for service)

With copies of all notices, orders, and communications to:

Joshua Erekson Daniel Lyman Dorsey & Whitney LLP 111 South Main Street, Suite 2100 Salt Lake City, UT 84111 (801) 933-7360

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”), relating to the SeaStar Medical Holding Corporation 2022 Omnibus Incentive Plan (as amended, the “Incentive Plan”), is being filed for the purpose of registering: (i) 1,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of SeaStar Medical Holding Corporation (the “Registrant”), reserved for issuance pursuant to an amendment to the Incentive Plan, which was approved by shareholders on July 3, 2025, and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Incentive Plan by reason of any stock dividend, stock split, or other similar transaction.

The Shares are securities of the same class and relate to the same employee benefit plan as (i) the 50,800 shares of Common Stock (after giving effect to the reverse stock split referenced below) registered for issuance pursuant to the Registration Statement on Form S-8, File No. 333-270070, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 27, 2023, (ii) the 47,200 shares of Common Stock (after giving effect to the reverse split referenced below) registered for issuance pursuant to the Registration Statement on Form S-8, File No. 333-276978, filed by the Registrant with the SEC on February 9, 2024, and (iii) the 472,456 shares of Common Stock registered for issuance pursuant to the Registration Statement on Form S-8, File No. 333-286671, filed by the Registrant with the SEC on April 22, 2025 (collectively, the “Prior Registration Statements”). This Registration Statement is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Registrant hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

All share amounts referenced above and otherwise in this Registration Statement give effect to a 1-for-25 reverse stock split of the Common Stock, which was effected on June 7, 2024, except for those share amount reflecting events that occurred after June 7, 2024.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025, as amended by Form 10-K/A, filed with the SEC on April 23, 2025;

(a)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

(c)

The Registrant’s Current Reports on Form 8-K filed with the SEC on January 13, 2025 (except for Item 7.01 and any exhibits furnished under Item 7.01), January 31, 2025, February 3, 2025 (except for Item 7.01 and any exhibits furnished under Item 7.01), March 13, 2025, March 21, 2025; March 28, 2025; April 25, 2025, June 11, 2025, June 23, 2025 (except for Item 7.01 and any exhibits furnished under Item 7.01), July 2, 2025 (except for Item 7.01 and any exhibits furnished under Item 7.01), July 8, 2025, July 14, 2025 (except for Item 7.01 and any exhibits furnished under Item 7.01), July 16, 2025, August 1, 2025 (except for Item 7.01 and any exhibits furnished under Item 7.01); and August 6, 2025 (including Form 8-K/A), and

(d)

The description of the Registrant’s Common Stock set forth in the Registrant’s registration statement on Form 8-A/A filed with the SEC on October 31, 2022, as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025, and any amendment or report filed with the SEC for the purposes of updating such description.

All other reports and other documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of Exchange Act prior to the filing of a post-effective amendment to this registration

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statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules), shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Document

4.1

Third Amended and Restated Certificate of Incorporation of SeaStar Medical Holding Corporation, filed with the Secretary of State of Delaware on October 28, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 4, 2022).

4.2

Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of SeaStar Medical Holding Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 20, 2023).

4.3

Second Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of SeaStar Medical Holding Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 7, 2024).

4.4

Third Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of SeaStar Medical Holding Corporation (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 27, 2025).

4.5

Second Amended and Restated Bylaws of SeaStar Medical Holding Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 18, 2024).

5.1*	Opinion of Dorsey & Whitney LLP.

23.1*	Consent of Independent Registered Public Accounting Firm of SeaStar Medical Holding Corporation.

23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

99.1*+	Amended and Restated SeaStar Medical Holding Corporation 2022 Omnibus Incentive Plan.

107*	Filing Fee Table.

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* Filed herewith

+ Denotes compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on this 8th day of August, 2025.

SeaStar Medical Holding Corporation

By:	/s/ Eric Schlorff
Name:	Eric Schlorff
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Eric Schlorff as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on August 8, 2025.

Name	Title	Date

/s/ Eric Schlorff	Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2025
Eric Schlorff

/s/ David Green	Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2025
David Green
/s/ Kenneth Van Heel	Director	August 8, 2025
Kenneth Van Heel

/s/ Jennifer A. Baird	Director	August 8, 2025
Jennifer A. Baird

/s/ John Neuman	Director	August 8, 2025
John Neuman

/s/ Bernadette N. Vincent	Director	August 8, 2025
Bernadette N. Vincent

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